Exhibit 5.1
SHEARMAN & STERLING LLP

August 11, 2005
Waste Services, Inc.
1122 International Blvd., Suite 601
Burlington, Ontario L7L 6Z8
Ladies & Gentlemen:
     We are acting as counsel to Waste Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-4 (the “Registration Statement”) relating to the issuance of the Company’s 9 1/2% Senior Subordinated Notes due 2014 (the “Exchange Notes”) and the unconditional guarantees by the subsidiary guarantors listed on Schedule I hereto (collectively, the “Guarantors”) as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Subsidiary Guarantees”). Pursuant to the Registration Statement, the Company is offering to exchange (the “Exchange Offer”) up to $160,000,000 aggregate principal amount of Exchange Notes for a like principal amount of its outstanding unregistered 9 1/2% Senior Subordinated Notes due 2014 (the “Outstanding Notes”), and to exchange the Exchange Note Subsidiary Guarantees for the unconditional guarantees as to the payment of principal and interest on the Outstanding Notes by the Guarantors (the “Outstanding Note Subsidiary Guarantees”). The Exchange Notes and the Exchange Note Subsidiary Guarantees will be registered under the Securities Act as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”) and will be issued upon consummation of the Exchange Offer.
     The Outstanding Notes and Outstanding Note Subsidiary Guarantees were, and the Exchange Notes and the Exchange Note Subsidiary Guarantees will be, issued pursuant to an indenture, dated as of April 30, 2004 (the “Indenture”), among the Company, the Company’s subsidiaries signatory thereto (certain of which constitute the Guarantors) and Wells Fargo Bank, National Association, as Trustee.
     In that connection, we have reviewed originals or copies of the following documents:
     (a) the Registration Statement;
     (b) the Prospectus;

     (c) the Indenture;
     (d) the registration rights agreement dated as of April 30, 2004 by and among the Company, the Company’s subsidiaries party thereto, and Lehman Brothers Inc. and CIBC World Markets Corp.;
     (e) a specimen of the Outstanding Notes;
     (f) the form of Exchange Notes;
     (g) the Outstanding Note Subsidiary Guarantees (which are affixed as a notation of guarantee to the Outstanding Notes); and
     (h) the form of Exchange Note Subsidiary Guarantees (which will be affixed as a notation of guarantee to the form of Exchange Notes).
The documents described in the foregoing clauses (a) through (h) are collectively referred to herein as the “Opinion Documents”.
     We have also reviewed originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and the Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.
     In our review of the Opinion Documents and other documents, we have assumed:
     (a) the genuineness of all signatures;
     (b) the authenticity of the originals of the documents submitted to us;
     (c) the conformity to authentic originals of any documents submitted to us as copies;
     (d) as to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company and the Guarantors;
     (e) that each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, and subject to our opinions below, the Guarantors, enforceable against each such party in accordance with its terms; and
     (f) that:
     (i) the Company and each Guarantor is an entity duly organized and validly existing under the laws of the jurisdiction of its organization;

     (ii) the Company and each Guarantor has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered the Opinion Documents to which it is a party;
     (iii) the execution, delivery and performance by the Company and each Guarantor of the Opinion Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:
     (A) contravene its certificate or articles of incorporation, bylaws or other organizational documents;
     (B) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or
     (C) result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know; and
     (D) except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company or any Guarantor of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.
We have not independently established the validity of the foregoing assumptions.
     “Generally Applicable Law” means the federal law of the United States of America, the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the (i) the Company or any Guarantor, (ii) the Opinion Documents or (iii) the transactions governed by the Opinion Documents, and the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company or any Guarantor, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.
     Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:
1. Assuming due authorization, execution and delivery thereof by the Trustee, the Indenture is the legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.
2. When the Exchange Notes are exchanged for the Outstanding Notes as contemplated in the Registration Statement, and assuming the Exchange Notes have been duly authenticated and delivered by the Trustee in accordance with the Indenture, the Exchange Notes will constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms and entitled to the benefits of the Indenture.
3. When issued upon consummation of the Exchange Offer as set forth in the Registration Statement, the Exchange Note Subsidiary Guarantees will be the legal, valid and binding obligations of the Guarantor which issued such Exchange Note Subsidiary Guarantee, enforceable against such Guarantor in accordance with its terms and entitled to the benefits of the Indenture.
     Our opinions expressed above are subject to the following qualifications:
     (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).
     (b) Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).
     (c) Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.
     This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.
     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus.

Very truly yours,
/s/ SHEARMAN & STERLING LLP

Schedule I

Waste Services of Florida, Inc.
Jacksonville Florida Landfill, Inc.
Jones Road Landfill and Recycling Ltd.
Omni Waste of Osceola County LLC
Cactus Waste Systems, LLC
Waste Services of Arizona, Inc.
Waste Services Limited Partner, LLC
Waste Services of Alabama, Inc.
WS General Partner, LLC
Ruffino Hills Transfer Station LP
Fort Bend Regional Landfill LP
Florida Recycling Services, Inc. (a Delaware corporation)
Florida Recycling Services, Inc. (an Illinois corporation)
Sanford Recycling and Transfer, Inc.